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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                DECEMBER 31, 1997
                        BURNHAM PACIFIC PROPERTIES, INC.
             (Exact name of Registrant as specified in its Charter)

          MARYLAND                        1-9524                       33-0204162
(State or Other Jurisdiction            (Commission                   (IRS Employer
      of Incorporation)                File Number)                Identification No.)

     610 WEST ASH STREET
    SAN DIEGO, CALIFORNIA
    (Address of Principal                                                 92101
     Executive Offices)                                                (Zip Code)

                                 (619) 652-4700
              (Registrant's telephone number, including area code)
                                      N/A
              (Former name, former address and former fiscal year,
                         if changed since last report)

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Item 2.

Golden State Properties Portfolio Transactions

     Burnham Pacific Properties, Inc. (the "Company") through its recently formed operating partnership subsidiary Burnham Pacific Operating Partnership, L.P. (the "Operating Partnership") has completed its acquisition of a portfolio of twenty shopping centers (the "Golden State Properties") containing approximately 2.6 million square feet of gross leasable area, all of which are located in California, and the related financing thereof.

Contribution Agreement

     Pursuant to the terms of the previously reported Agreement to Contribute dated as of December 5, 1997 (the "Contribution Agreement") by and among the Company and investment funds affiliated with Blackacre Capital Group, L.P. and Highridge Partners (the "Contributors"), on December 31, 1997, the Contributors contributed the Golden State Properties to the Operating Partnership in exchange for initial consideration of approximately $302.4 million. Of this consideration $50 million was in the form of 2,000,000 Preferred Limited Partner Units of the Operating Partnership ("Preferred Units") valued at an agreed upon price of $25 per Preferred Unit. Each Preferred Unit has a distribution priority of 8% and is exchangeable after a period of approximately 1 year for a share of Series A Preferred Stock (as hereinafter defined) of the Company.

     The Company financed the cash portion of the acquisition price of the Golden State Properties through the privately negotiated sale of $70 million of the Company's newly-designated and issued Series 1997-A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), the borrowing of first mortgage debt collateralized by nineteen of the Golden State Properties and additional borrowings under its existing credit facility with Nomura Asset Capital Corporation, as amended and restated (the "Credit Facility"). See "Stock Purchase Agreement" and "Mortgage Financing."

     As previously reported, the Contributors have the right to receive additional consideration of up to $41.6 million for additional value resulting from the lease-up of certain specified portions of the Golden State Properties and construction and lease-up of certain additional space. The additional consideration, if any, will be based upon incremental income and will be paid out over an eighteen-month period. The Contributors have the option of taking the additional consideration in Common Limited Partner Units of the Operating Partnership ("Common Units") with the number of such Common Units to be equal to the amount of such additional value divided by the then fair market value (as determined at the respective times of payment) of the common stock, par value $.01 per share, of the Company (the "Common Stock"). The Contributors will also have the option of having the Company or the Operating Partnership immediately redeem such Common Units for cash. Any leases for the unleased and unbuilt space must adhere to certain standards as to use, creditworthiness and lease terms, with the Contributors responsible for all leasing costs and the Company retaining certain approval rights. The amount of the aggregate consideration for the acquisition of the Golden State Properties was negotiated among the parties to the Contribution Agreement.

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     The foregoing summary of the terms and provisions of the Contribution
Agreement is qualified in its entirety by reference to the terms and provisions of the Contribution Agreement, as filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K on December 16, 1997.

Stock Purchase Agreement

     Pursuant to the terms of the previously reported Stock Purchase Agreement dated as of December 5, 1997 (the "Stock Purchase Agreement") among the Company, the Operating Partnership, Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C. (together with Westbrook Burnham Holdings, L.L.C., the "Buyer"), on December 31, 1997 the Company issued to the Buyer 2,800,000 shares of Series A Preferred Stock at an agreed upon price of $25 per share for cash. The Series A Preferred Stock has a dividend yield of 8% and is convertible after a period of approximately one year into Common Stock at a conversion price per share initially equal to $15.375, which price represents 107% of the $14.375 base price per share of the Common Stock at the time that the principal terms of the Series A Preferred Stock were negotiated. The Company used the proceeds of the sale to finance, in part, the acquisition of the Golden State Properties pursuant to the Contribution Agreement.

     The foregoing summary of the description of the Series A Preferred Stock and the terms and provisions of the Stock Purchase Agreement are qualified in their entirety by reference to the Articles Supplementary relating to the Series A Preferred Stock and the terms and provisions of the Stock Purchase Agreement filed as exhibits hereto.

Mortgage Financing

     On December 31, 1997, the Company's (and the Operating Partnership's) subsidiary BPP/Golden State Acquisitions, L.L.C. ("Golden State LLC") sold to Nomura Asset Capital Corporation its 8.33% $135,039,950.82 mortgage promissory note due December 31, 2007 for $150 million, being the equivalent of a 6.76% $150 million mortgage promissory note with the same maturity.
The Company has accounted for the sale of the mortgage note and expects to account for the payment of principal and interest thereon as if the note were a 6.76% $150 million mortgage promissory note. This first mortgage debt is collateralized by nineteen of the twenty Golden State Properties. The proceeds of this mortgage financing were used to finance, in part, the acquisition of the Golden State Properties pursuant to the Contribution Agreement. The assets of Golden State LLC, including the Golden State Properties, are not available to satisfy claims that any creditor may have against the Company or the Operating Partnership or any other affiliate of the Company other than Golden State LLC. Golden State LLC has not agreed to pay or make its assets available to pay creditors of the Company or the Operating Partnership or any other affiliate other than Golden State LLC.

     In addition, on December 31, 1997, the Company caused the Operating Partnership to execute an Amended and Restated Revolving Loan Agreement with Nomura Asset Capital Corporation (the "Amended Revolver") pursuant to which the Operating Partnership became the

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primary obligor of financing commitments from Nomura Asset Capital
Corporation thereunder, with the Company becoming the guarantor of the Operating Partnership's obligations.

     The foregoing summaries of financing arrangements with Nomura Asset Capital Corporation are qualified in their entirety by reference to the Loan Agreement dated as of December 31, 1997 by and between BPP/Golden State Acquisitions, L.L.C. and Nomura Asset Capital Corporation and the Amended Revolver filed as exhibits hereto.

Item 5.  Other Events.

Burnham Pacific Operating Partnership, L.P.

     As of December 31, 1997, the Company substantially completed the previously reported process of transferring to the Operating Partnership legal or beneficial ownership of the real property and related personal property owned by the Company and its subsidiaries and of the beneficial interest owned by the Company and its subsidiaries in any partnership or limited liability company that owns a direct or indirect interest in real property and related personal property. The Operating Partnership is the vehicle through which the Company owns its currents assets, will make its future acquisitions and generally conduct its business. The Company believes that this structure (frequently called an "UPREIT Structure") enhances the Company's ability to acquire properties from existing owners on a basis which the Company understands may defer the recognition of certain federal income taxes to the contributing owners.

     The transfer and contribution by the Company of its properties to the Operating Partnership will have no effect upon the consolidated financial statements of the Company.

     In connection with the closing of the acquisition of the Golden State Properties pursuant to the Contribution Agreement, the Contributors were admitted as additional limited partners in the Operating Partnership upon the issuance to them of 2,000,000 Preferred Units. See "Contribution Agreement."
 The existing owners of Simi Valley Plaza received Common Units as a part of the consideration for the acquisition of that property. See "Simi Valley Plaza Acquisition" below.

Simi Valley Plaza Acquisition

     The Company has completed its previously reported acquisition of a 49% minority interest in Simi Valley Plaza, a 219,775 square foot promotional center anchored by Edwards Theaters and Home Base for a total purchase Price of approximately $24.5 million. The Company has the right to acquire the remaining interest by December 1998. The property is located on Los Angeles Boulevard in Simi Valley, California. The Company financed the acquisition of its 49% interest through assumption of its pro rata share of existing mortgage debt of approximately $16.2 million and the issuance initially of approximately $4.1 million of Common Units.

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Disposition of Pacific West Outlet Center

     The Company has completed its previously reported sale of the Pacific West Outlet Center in Gilroy, California, to Horizon Group, Inc., a factory-outlet center REIT, for approximately $38.5 million. The disposition of the property, which the Company acquired in 1993, resulted in a gain to the Company of approximately $5.4 million. The net proceeds were used to pay down indebtedness under the Credit Facility.

     Pacific West Outlet Center consists of approximately 203,412 square feet of space in Phases I and II of a larger project known as The Outlets at Gilroy, which also includes approximately 373,900 square feet under Phases III, IV and V currently owned by the Buyer.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of the Golden State Properties and of Simi Valley Plaza are hereby incorporated by reference to the Company's Current Report on Form 8-K filed on December 16, 1997.

(b) Pro Forma Financial Statements meeting the requirements of Item 7 of Form 8-K are hereby incorporated by reference to the Company's Current Report on Form 8-K filed on December 16, 1997.

(c)  Exhibits filed herewith.

3.1.2 Articles Supplementary relating to Series 1997-A Convertible Preferred Stock.

4.1 Stock Purchase Agreement dated as of December 5, 1997 by and among Burnham Pacific Properties, Inc., Burnham Pacific Operating Partnership,
      L.P., Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C.

4.2.1 Registration Rights Agreement dated as of December 31, 1997 by and among Burnham Pacific Properties, Inc., Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C.

4.2.2 Registration Rights Agreement dated as of December 31, 1997 by and among Burnham Pacific Properties, Inc. and each of the Existing Partners Listed on Exhibit A-1 thereto.

10.1 First Amendment to Agreement of Limited Partnership of Burnham Pacific Operating Partnership, L.P. dated as of December 31, 1997 (including the exhibits thereto).

10.2 Loan Agreement dated as of December 31, 1997 by and between BPP/Golden State Acquisitions, L.L.C. and Nomura Asset Capital Corporation.

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10.3  Amended and Restated Revolving Loan Agreement dated as of December 31,
      1997 by and between Burnham Pacific Operating Partnership, L.P. and Nomura Asset Capital Corporation.

99.1  Press release of Burnham Pacific Properties, Inc. dated January 5, 1998.

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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 1998

                                   BURNHAM PACIFIC PROPERTIES, INC.



                                   By: /s/ Daniel B. Platt
                                       ------------------------------------
                                        Daniel B. Platt
                                        Chief Financial Officer



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